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Independent auditors' consent
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The board and shareholders
Strategist Growth and Income Fund, Inc.:
      Strategist Balanced Fund
      Strategist Equity Fund
      Strategist Equity Income Fund
      Strategist Total Return Fund


The board of trustees and unitholders Growth and Income Trust:
      Balanced Portfolio
      Equity Portfolio
      Equity Income Portfolio
      Total Return Portfolio


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



KPMG Peat Marwick LLP
Minneapolis, Minnesota
November 26, 1997